Exhibit 23.2

Securities and Exchange Commission
100 F Street, N.E.
Washington, D. C. 20549

Re: FullCircle Registry, Inc.

To Whom It May Concern:

Our firm has acted as counsel for FullCircle Registry, Inc., a Nevada company (the “Company”), in connection with the preparation of a registration statement on Form S-1 (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “SEC”) in connection with a proposed public offering of 1,000,000 shares of class B preferred stock, $0.001 par value per share (the “Shares”).

You have asked us to render our opinion as to the matters hereinafter set forth herein. We have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as we have deemed necessary as a basis for this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that insofar as the laws of Nevada are concerned:

1.	The Company is a corporation duly organized and validly existing under the laws of the State of Nevada.

2.	The Shares to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable shares.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 23.2 to the Registration Statement, and to the use of our firm name wherever appearing in the Registration Statement.

Very truly yours,

Lynch. Cox, Gilman & Goodman

/s/ Matthew D. Watkins

Matthew D. Watkins

May 28, 2010